Exhibit 99.1

Allison Transmission Closes $500 Million Senior Notes Offering

INDIANAPOLIS, Mar. 29, 2019 — Allison Transmission Holdings, Inc. (NYSE: ALSN) (“Allison” or the “Company”) today announced that its wholly owned subsidiary, Allison Transmission, Inc. (the “Issuer”), completed its previously announced offering of $500 million in aggregate principal amount of 5.875% Senior Notes due 2029 (the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced that the Issuer entered into a second amended and restated credit agreement governing its new term loan facility in the amount of $648 million (the “New Term Loan Facility”) and new revolving credit facility with commitments in the amount of $600 million (together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”). The Issuer used the net proceeds from the Offering, together with borrowings under its New Senior Secured Credit Facilities and cash on hand, to repay all outstanding borrowings under the Issuer’s existing senior secured credit facilities and to pay related transaction fees and expenses.

The borrowings under the New Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, at the Issuer’s option, either: a base rate or the LIBOR rate (each defined more fully in such documentation for the New Senior Secured Credit Facilities). The LIBOR rate is subject to a 0.00% floor and the base rate is subject to a 1.00% floor. The applicable margin on the New Term Loan Facility is 1.00% for base rate loans and 2.00% for LIBOR rate loans.

The Notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,900 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the success of our research and development efforts, the outcome of which is uncertain; our failure to effectively integrate acquisitions, which could harm our growth; increases in cost, disruption of supply or shortage of raw materials or components used in our products; our failure to maintain cost controls; the failure of markets outside North America to increase adoption of fully-automatic transmissions; U.S. and foreign defense spending; general economic and industry conditions; risks associated with our international operations, including increased trade protectionism; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and other factors beyond our control. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Allison Transmission Contacts:

Melissa Sauer, Executive Director, Corporate Affairs & Communications,

melissa.sauer@allisontransmission.com, 317-242-5000